EXHIBIT 4.1

SECOND SUPPLEMENTAL INDENTURE

BETWEEN

PUGET SOUND ENERGY, INC.

AND

THE BANK OF NEW YORK TRUST COMPANY, N.A., AS TRUSTEE

DATED AS OF JUNE 1, 2007

SERIES A ENHANCED JUNIOR SUBORDINATED NOTES

DUE JUNE 2067

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TABLE OF CONTENTS

(continued)

		Page
ARTICLE VIII	ORIGINAL ISSUE OF JUNIOR SUBORDINATED NOTES	17

8.1	Original Issue of Junior Subordinated Notes	17

ARTICLE IX	MISCELLANEOUS	17

9.1	Ratification of Indenture; Second Supplemental Indenture Controls	17

9.2	Trustee Not Responsible for Recitals	17

9.3	Governing Law	17

9.4	Separability	18

9.5	Counterparts	18

9.6	Other Amendments to Base Indenture	18

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SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE, dated as of June 1, 2007 (this “Second Supplemental Indenture”), is between PUGET SOUND ENERGY, INC., a Washington corporation (the “Company”), and THE BANK OF NEW YORK TRUST COMPANY, N.A. (as successor to Bank One Trust Company, N.A.), as trustee (the “Trustee”) under the Indenture, dated as of May 18, 2001, between the Company and the Trustee (the “Base Indenture” and, together with the First Supplemental Indenture dated as of May 18, 2001 and this Second Supplemental Indenture, the “Indenture”).

WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for the future issuance of, among other Securities, the Company’s unsecured junior subordinated notes (the “Notes”) to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Base Indenture;

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a series of its Notes, to be known as its 2007 Series A Enhanced Junior Subordinated Notes due June 1, 2067 (the “Junior Subordinated Notes”), the form and substance of such Junior Subordinated Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Second Supplemental Indenture;

WHEREAS, the Company desires that this series of Junior Subordinated Notes be originally issued on June 4, 2007 pursuant to the Indenture and sold pursuant to the Underwriting Agreement (as defined below);

WHEREAS, the Company has offered to the purchasers (the “Underwriters”) named in Schedule I to the Underwriting Agreement, dated May 30, 2007 (the “Underwriting Agreement”), between the Underwriters and the Company $250,000,000 aggregate principal amount of its Junior Subordinated Notes;

WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture, and all requirements necessary to make this Second Supplemental Indenture a valid instrument in accordance with its terms, and to make the Junior Subordinated Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Second Supplemental Indenture have been duly authorized in all respects; and

WHEREAS, the Company is the principal operating subsidiary of Puget Energy, Inc., a Washington corporation (together with its successor and assigns, "Puget Energy") that, as of the date hereof, owns all of the outstanding shares of the Company's common stock.

NOW, THEREFORE, in consideration of the purchase and acceptance of the Junior Subordinated Notes by the holders, and for the purpose of setting forth, as provided in the Base Indenture, the form and substance of the Junior Subordinated Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

ARTICLE I

DEFINITIONS

1.1 Definition of Terms. For all purposes of this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms not otherwise defined herein which are defined in the Base Indenture have the same meanings when used in this Second Supplemental Indenture;

(b) the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular;

(c) all other terms used herein which are defined in the Trust Indenture Act of 1939, as amended, whether directly or by reference therein, have the meanings assigned to them therein;

(d) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation; provided, that when two or more principles are so generally accepted, it shall mean that set of principles consistent with those in use by the Company;

(e) a reference to a Section or Article is to a Section or Article of this Second Supplemental Indenture unless otherwise stated;

(f) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Second Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

(g) headings are for convenience of reference only and do not affect interpretation.

“Additional Interest” has the meaning specified in Section 2.5(a).

“Calculation Agent” means The Bank of New York Trust Company, N.A., or its successor appointed by the Company, acting as calculation agent.

“Comparable Treasury Issue” means, with respect to any redemption date, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the time period from the redemption date to June 1, 2017 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities with a term to maturity comparable to such time period. If no United States Treasury security has a maturity which is within a period from three months before to three months after June 1, 2017, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

“Comparable Treasury Price” means, with respect to any redemption date, (A) the average, after excluding the highest and lowest such Reference Treasury Dealer Quotations, of up to five Reference Treasury Dealer Quotations for such redemption date, or (B) if the Quotation Agent obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Coupon Rate” has the meaning specified in Section 2.5(a).

“Definitive Note Certificates” means Notes issued in definitive, fully registered form.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

“Fixed Coupon Rate” has the meaning specified in Section 2.5(a).

“Fixed Rate Period” has the meaning specified in Section 2.5(a).

“Floating Coupon Rate” has the meaning specified in Section 2.5(a).

“Floating Rate Period” has the meaning specified in Section 2.5(a).

“Global Note” has the meaning specified in Section 2.4(a).

“Interest Payment Date” has the meaning specified in Section 2.5(a).

“Junior Subordinated Notes” has the meaning specified in the second recital to this Second Supplemental Indenture.

“LIBOR Business Day” means any Business Day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“LIBOR Interest Determination Date” means the second LIBOR Business Day preceding each LIBOR Rate Reset Date.

“LIBOR Rate Reset Date” means, subject to Section 2.5(b), the 1st day of the months of March, June, September and December of each year commencing on March 1, 2018.

“Make-Whole Amount” means an amount equal to the greater of (i) 100% of the principal amount of the Junior Subordinated Notes or (ii) as determined by a Quotation Agent as of the redemption date, the sum of the present value of each scheduled payment of interest on the Junior Subordinated Notes from the redemption date to June 1, 2017 and the present value of the principal amount of the Junior Subordinated Notes assuming, solely for purposes of this calculation, a scheduled payment of such principal on June 1, 2017, discounted to the redemption date on a semiannual basis (assuming a 360–day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 35 basis points.

“Notes” has the meaning specified in the first recital to this Second Supplemental Indenture.

“Optional Deferral Period” has the meaning specified in Section 4.1(a).

“Optional Redemption Price” has the meaning specified in Section 3.3.

“Primary Treasury Dealer” means a primary United States government securities dealer in New York City.

“Quotation Agent” means one of Lehman Brothers Inc., J.P. Morgan Securities, Inc., Morgan Stanley & Co., Incorporated, and their respective successors as selected by the Company; provided, however, that if all of these firms cease to be a Primary Treasury Dealer, the Company shall substitute another Primary Treasury Dealer as Quotation Agent.

“Rating Agency” means any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act that publishes a rating for the Company as of the date of original issuance of the Junior Subordinated Notes.

“Rating Agency Event” means a change in the methodology employed by any Rating Agency that currently publishes a rating for the Company in assigning equity credit to securities such as the Junior Subordinated Notes, as such methodology is in effect on the date of issuance of the Junior Subordinated Notes (the "current criteria"), which change results in (i) the length of time for which such current criteria are scheduled to be in effect being shortened with respect to the Junior Subordinated Notes or (ii) a lower or higher equity credit being assigned by such rating agency to the Junior Subordinated Notes as of the date of such change than the equity credit that would have been assigned to the Junior Subordinated Notes as of the date of such change by such Rating Agency pursuant to its current criteria.

“Rating Agency Event Make-Whole Amount” means an amount equal to the greater of (i) 100% of the principal amount of the Junior Subordinated Notes or (ii) as determined by Quotation Agent as of the redemption date, the sum of the present value of each scheduled payment of interest on the Junior Subordinated Notes from the redemption date to June 1, 2017 and the present value of the principal amount of the Junior Subordinated Notes assuming, solely for purposes of this calculation, a scheduled payment of such principal on June 1, 2017, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 50 basis points.

“Record Date” has the meaning specified in Section 2.5(a).

“Reference Treasury Dealer” means (i) Lehman Brothers Inc., J.P. Morgan Securities, Inc., Morgan Stanley & Co., Incorporated, and their respective successors; provided, however, that if any of these firms shall cease to be a Primary Treasury Dealer, the Company shall substitute another Primary Treasury Dealer for that firm; and (ii) up to two other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Reuters Page LIBOR 01” means the display designated as “LIBOR 01” on Reuters 3000 Xtra (or such other page as may replace “Reuters 3000 Xtra” on such service) or such other service displaying the London Interbank offered rates of major banks, as may replace Reuters 3000 Xtra.

“Stated Maturity” has the meaning specified in Section 2.2.

“Tax Event” means the receipt by the Company of an opinion of independent tax counsel experienced in such matters to the effect that there is more than an insubstantial risk that interest payable by the Company on the Junior Subordinated Notes is not, or within 90 days of the date of such opinion will not, be deductible, in whole or in part, by the Company for United States federal income tax purposes as a result of (i) any amendment to, change in or announced prospective change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or (ii) any official administrative written decision, pronouncement or action, or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, decision or action is announced on or after the date of original issuance of the Junior Subordinated Notes, or (iii) any threatened challenge asserted in connection with an audit of the Company, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Junior Subordinated Notes, which challenge becomes publicly known after the initial issuance of the Junior Subordinated Notes.

“Tax Event Make-Whole Amount” means an amount equal to the greater of (i) 100% of the principal amount of the Junior Subordinated Notes or (ii) as determined by a Quotation Agent as of the redemption date, the sum of the present value of each scheduled payment of interest on the Junior Subordinated Notes from the redemption date to June 1, 2017 and the present value of the principal amount of the Junior Subordinated Notes assuming, solely for purposes of this calculation, a scheduled payment of such principal on June 1, 2017, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 50 basis points.

“Three-Month LIBOR Rate” means the rate determined in accordance with the following provisions:

(1) On the LIBOR Interest Determination Date, the Calculation Agent or its affiliate will determine the Three-Month LIBOR Rate which shall be the rate for deposits in U.S. dollars having a three-month maturity which appears on Reuters Page LIBOR 01 as of 11:00 a.m., London time, on the LIBOR Interest Determination Date.

(2) If no rate appears on Reuters Page LIBOR 01 on the LIBOR Interest Determination Date, the Calculation Agent or its affiliate will request the principal London offices of four major reference banks in the London Interbank market to provide it with their offered quotations for deposits in U.S. dollars for the period of three months, commencing on the applicable LIBOR Rate Reset Date, to prime banks in the London Interbank market at approximately 11:00 a.m., London time, on that LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then the Three-Month LIBOR Rate will be the average (rounded, if necessary, to the nearest one hundredth (0.01) of a percent) of those quotations. If fewer than two quotations are provided, then the Three-Month LIBOR Rate will be the average (rounded, if necessary, to the nearest one hundredth (0.01) of a percent) of the rates quoted at approximately 11:00 a.m., New York City time, on the LIBOR Interest Determination Date by three major banks in New York City selected by the Calculation Agent or its affiliate for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If the banks selected by the Calculation Agent or its affiliate are not providing quotations in the manner described by this paragraph, the rate for the quarterly interest period following the LIBOR Interest Determination Date will be the rate in effect on that LIBOR Interest Determination Date or, in the case of the interest period beginning on December 1, 2017, 6.974%.

“Treasury Rate” means (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the time period from the redemption date to June 1, 2017 (if no maturity is within three months before or after such time period, yields for the two published maturities most closely corresponding to such time period shall be determined by the Quotation Agent and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

“Underwriters” has the meaning specified in the fourth recital to this Second Supplemental Indenture.

“Underwriting Agreement” has the meaning specified in the fourth recital to this Second Supplemental Indenture.

ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE JUNIOR SUBORDINATED NOTES

2.1 Designation and Principal Amount. There is hereby authorized a new series of Notes, to be designated the “Series A Enhanced Junior Subordinated Notes due 2067,” in the initial aggregate principal amount of $250,000,000, which amount shall be set forth in any written orders of the Company for the authentication and delivery of Junior Subordinated Notes pursuant to Section 2.4 of the Base Indenture and Section 7.1 hereof.

2.2 Stated Maturity. The Stated Maturity of the Junior Subordinated Notes is June 1, 2067, which may not be shortened or extended.

2.3 Form and Payment; Minimum Transfer Restriction.

(a) The Junior Subordinated Notes shall be issued in fully registered form without interest coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. Principal and interest on the Junior Subordinated Notes will be payable, the transfer of such Junior Subordinated Notes will be registrable and such Junior Subordinated Notes will be exchangeable for Junior Subordinated Notes bearing identical terms and provisions at the Corporate Trust Office; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register, provided that proper transfer instructions have been received by the paying agent by the Record Date. The Security Register for the Junior Subordinated Notes shall be kept at the Corporate Trust Office, and the Trustee is hereby appointed Security Registrar and paying agent for the Junior Subordinated Notes.

(b) The Junior Subordinated Notes may be transferred or exchanged only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, and any attempted transfer, sale or other disposition of Junior Subordinated Notes in a denomination of less than $1,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee of Junior Subordinated Notes in a denomination of less than $1,000 shall be deemed not to be the holder of such Junior Subordinated Notes for any purpose, including, but not limited to, the receipt of payments in respect of such Junior Subordinated Notes, and such transferee shall be deemed to have no interest whatsoever in such Junior Subordinated Notes.

2.4 Exchange and Registration of Transfer of Junior Subordinated Notes; Restrictions on Transfers; Depository. The Junior Subordinated Notes will be issued to the holders in accordance with the following procedures:

(a) So long as Junior Subordinated Notes are eligible for book-entry settlement with the Depository, or unless required by law, all Junior Subordinated Notes that are so eligible will be represented by one or more Junior Subordinated Notes in global form (a “Global Note”) registered in the name of the Depository or the nominee of the Depository. Except as provided in Section 2.4(c), beneficial owners of a Global Note shall not be entitled to have Definitive Note Certificates registered in their names, will not receive or be entitled to receive physical delivery of Definitive Note Certificates and will not be registered holders of such Global Notes.

(b) The transfer and exchange of beneficial interests in Global Notes shall be effected through the Depository in accordance with the Indenture and the procedures and standing instructions of the Depository, and the Trustee shall make appropriate endorsements to reflect increases or decreases in principal amounts of such Global Notes.

(c) Notwithstanding any other provisions of the Indenture (other than the provisions set forth in this Section 2.4(c)), a Global Note may not be exchanged in whole or in part for Junior Subordinated Notes registered, and no transfer of a Global Note may be registered, in the name of any person other than the Depository or a nominee thereof, unless (i) such Depository (A) has notified the Company that it is unwilling or unable to continue as Depository for such Global Note or (B) has ceased to be a clearing agency registered or in good standing under the Exchange Act, or any other applicable statute or regulation and no successor Depository has been appointed by the Company within 90 days after its receipt of such notice or its becoming aware of such ineligibility, or (ii) the Company, in its sole discretion determines that the Notes shall no longer be represented by a Global Note. In either such event the Company will execute, and subject to Section 2.8 of the Base Indenture, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver, the Junior Subordinated Notes in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note. Upon the exchange of the Global Note for such Junior Subordinated Notes in definitive registered form, in authorized denominations, the Global Note shall be canceled by the Trustee.

The Depository shall be a clearing agency registered and in good standing under the Exchange Act and any other applicable statute or regulation. The Company initially appoints The Depository Trust Company to act as Depository with respect to the Global Notes. Initially, the Global Notes shall be registered in the name of Cede & Co., as the nominee of the Depository, and deposited with the Trustee as custodian for the Depository.

Definitive Junior Subordinated Notes issued in exchange for all or a part of a Global Note pursuant to this Section 2.4(c) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such definitive Junior Subordinated Notes to the person in whose names such definitive Junior Subordinated Notes are so registered.

So long as Junior Subordinated Notes are represented by one or more Global Notes, (i) the Security Registrar for the Junior Subordinated Notes and the Trustee shall be entitled to deal with the clearing agency for all purposes of the Indenture relating to such Global Notes as the sole holder of the Junior Subordinated Notes evidenced by such Global Notes and shall have no obligations to the holders of beneficial interests in such Global Notes; and (ii) the rights of the holders of beneficial interests in such Global Notes shall be exercised only through the clearing agency and shall be limited to those established by law and agreements between such holders and the clearing agency and/or the participants in the clearing agency.

At such time as all interests in a Global Note have been paid, redeemed, exchanged, repurchased or canceled, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions of the Depository. At any time prior to such cancellation, if any interest in a Global Note is exchanged for definitive Junior Subordinated Notes, redeemed by the Company pursuant to Article III or canceled, or transferred for part of a Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions of the Depository be reduced or increased, as the case may be, and an endorsement shall be made on such Global Note by, or at the direction of, the Trustee to reflect such reduction or increase.

2.5 Interest.

(a) Each Junior Subordinated Note will bear interest at (i) the rate of 6.974% per annum (the “Fixed Coupon Rate”) up to, but not including, December 1, 2017 (the “Fixed Rate Period”), and (ii) the Three-Month LIBOR Rate plus 2.53% per annum, reset quarterly on the LIBOR Rate Reset Dates (the “Floating Coupon Rate” and, together with the Fixed Coupon Rate, the “Coupon Rate”), from December 1, 2017 up to, but not including, the Stated Maturity (the “Floating Rate Period”), and will bear interest on any overdue principal at the then prevailing Coupon Rate and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the then prevailing Coupon Rate (“Additional Interest”), compounded semiannually for the Fixed Rate Period and quarterly for the Floating Rate Period, payable (subject to the provisions of Article IV) semiannually in arrears on the 1st day of June and December of each year during the Fixed Rate Period and quarterly in arrears on the 1st day of March, June, September and December of each year during the Floating Rate Period (each, an “Interest Payment Date”), commencing on December 1, 2007 for the Fixed Rate Period and March 1, 2018 for the Floating Rate Period to the Person in whose name such Junior Subordinated Note is registered, subject to certain exceptions, at the close of business on the Record Date next preceding such Interest Payment Date. The “Record Date” for payment of interest will be the Business Day next preceding the Interest Payment Date, unless such Junior Subordinated Note is registered to a holder other than the Depository or a nominee of the Depository or a successor Depository selected or approved by the Company or a nominee of such successor Depository, in which case the Record Date for payment of interest will be the fifteenth calendar day preceding the applicable Interest Payment Date, whether or not a Business Day.

(b) During the Fixed Rate Period, the amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months, and during the Floating Rate Period, the amount of interest payable for any period will be computed on the basis of the actual number of days in the relevant period divided by 360. During the Fixed Rate Period, if an Interest Payment Date, redemption date or the Stated Maturity of the Junior Subordinated Notes falls on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Interest Payment Date, redemption date or the Stated Maturity, as applicable. During the Floating Rate Period, if any Interest Payment Date, other than a redemption date or the Stated Maturity of the Junior Subordinated Notes, falls on a day that is not a Business Day, the Interest Payment Date will be postponed to the next day that is a Business Day, except that if that Business Day is in the next succeeding calendar month, the Interest Payment Date will be the immediately preceding Business Day. Also, if a redemption date or the Stated Maturity of the Junior Subordinated Notes falls on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after a redemption date or the Stated Maturity. During the Floating Rate Period, if any LIBOR Rate Reset Date falls on a day that is not a Business Day, the LIBOR Rate Reset Date will be postponed to the next day that is a Business Day, except that if that Business Day is in the next succeeding calendar month, the LIBOR Rate Reset Date will be the immediately preceding

Business Day. During the Floating Rate Period, the interest rate in effect on any LIBOR Rate Reset Date will be the applicable rate as reset on that date and the interest rate applicable to any other day will be the interest rate as reset on the immediately preceding LIBOR Rate Reset Date.

2.6 Events of Default. Nothwithstanding the provisions of Article V of the Base Indenture, an Event of Default with respect to the Junior Subordinated Notes shall not include any of the events set forth in Section 5.1(d) of the Base Indenture.

2.7 Trustee to Serve as Paying Agent. The Trustee shall serve as paying agent with respect to the Junior Subordinated Notes. Notwithstanding the provisions of Section 3.5 of the Base Indenture, the Company shall have no authority to appoint a paying agent other than the Trustee to act as its own paying agent with respect to the Junior Subordinate Notes.

ARTICLE III

REDEMPTION OF THE JUNIOR SUBORDINATED NOTES;

DEFEASANCE OR DISCHARGE

3.1 Tax Event Redemption. Subject to Section 3.4, if a Tax Event shall occur and be continuing, the Company may redeem the Junior Subordinated Notes within 90 days after the occurrence of that Tax Event, in whole, but not in part, before June 1, 2017, at the Tax Event Make-Whole Amount plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. The Tax Event Make-Whole Amount shall be paid prior to 2:30 p.m., New York City time, on the date of such redemption, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Tax Event Make-Whole Amount by 11:00 a.m., New York City time, on the date such Tax Event Make-Whole Amount is to be paid. The Company will notify the Trustee of the amount of the Tax Event Make-Whole Amount promptly after the calculation thereof, and the Trustee will not be responsible for such calculation.

3.2 Rating Agency Event Redemption. Subject to Section 3.4, if a Rating Agency Event shall occur and be continuing, the Company may redeem the Junior Subordinated Notes, in whole but not in part before June 1, 2017, at the Rating Agency Event Make-Whole Amount, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. The Rating Agency Event Make-Whole Amount shall be paid prior to 2:30 p.m., New York City time, on the date of such redemption, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Rating Agency Event Make-Whole Amount by 11:00 a.m., New York City time, on the date such Rating Agency Event Make-Whole Amount is to be paid. The Company will notify the Trustee of the amount of the Rating Agency Event Make-Whole Amount promptly after the calculation thereof, and the Trustee will not be responsible for such calculation.

3.3 Optional Redemption by Company. Subject to Section 3.4, the Company shall have the option to redeem the Junior Subordinated Notes (i) at any time, in whole or in part, at 100% of their principal amount (the “Optional Redemption Price”) plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date on one or more occasions on or after June 1, 2017 or (ii) at any time, in whole or in part, before June 1, 2017 at the Make-Whole Amount plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. The Optional Redemption Price or the Make-Whole Amount, as applicable, shall be paid prior to 2:30 p.m., New York City time, on the date of such redemption, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price or the Make-Whole Amount, as applicable, by 11:00 a.m., New York City time, on the date such Optional Redemption Price or the Make-Whole Amount, as applicable, is to be paid. The Company will notify the Trustee of the amount of the Make-Whole Amount promptly after the calculation thereof, and the Trustee will not be responsible for such calculation.

3.4 Limitations on Redemption, Defeasance or Discharge.

(a) Capitalized terms used in this Section 3.4 shall have the meanings given such terms in Exhibit A and, if not defined therein, shall have the meanings given such terms in the Indenture.

(b) Notwithstanding the provisions of Sections 3.1, 3.2 and 3.3 of this Second Supplemental Indenture or Articles X of the Base Indenture, the Company shall not redeem or purchase, and shall not permit its Subsidiaries to purchase, all or any part of the Junior Subordinated Notes, or defease or discharge any portion of the principal amount of the Junior Subordinated Notes through the deposit of money and/or Government Obligations as contemplated in Article X of the Base Indenture, in each case on or before June 1, 2047, unless the conditions set forth in this Section 3.4 are satisfied and the Applicable Redemption Price, applicable purchase price or the applicable principal amount to be defeased or discharged (the "Applicable Defeasance Amount") as the case may be, is equal to or less than the sum of the following amounts:

(i) 100% of the aggregate net cash proceeds received by the Company and its Subsidiaries from Persons other than the Company and its Subsidiaries within the applicable Measurement Period (without double counting proceeds received in any prior Measurement Period), from the issuance and sale of Mandatorily Convertible Preferred Stock, Debt Exchangeable for Equity and Replacement Capital Securities of the Company; plus

(ii) 200% of the aggregate cash contributed to the Company and its Subsidiaries by Puget Energy (or paid by Puget Energy to the Company in exchange for PSE Common Stock issued to Puget Energy) from net cash proceeds received by Puget Energy from Persons other than Puget Energy and its Subsidiaries within the applicable Measurement Period (without double counting proceeds received in any prior Measurement Period) from the issuance and sale of Puget Energy Common Stock and rights to acquire Puget Energy Common Stock (including Puget Energy Common Stock and rights to acquire Puget Energy Common Stock issued pursuant to any dividend reinvestment plan, any direct stock purchase plan or any director or employee benefit plans of Puget Energy or the Company); plus

(iii) 100% of the aggregate cash contributed to the Company and its Subsidiaries by Puget Energy from net cash proceeds received by Puget Energy from Persons other than Puget Energy and its Subsidiaries within the applicable Measurement Period (without double counting proceeds received in any prior Measurement Period) from the issuance and sale of Mandatorily Convertible Preferred Stock, Debt Exchangeable for Equity and Replacement Capital Securities of Puget Energy; and plus

(iv) 200% of (A) the aggregate net cash proceeds received by the Company and its Subsidiaries from Persons other than the Company, Puget Energy and either of its Subsidiaries within the applicable Measurement Period (without double counting proceeds received in any prior Measurement Period) from the issuance and sale of PSE Common Stock and rights to acquire PSE Common Stock (including PSE Common Stock and rights to acquire PSE Common Stock issued pursuant to any dividend reinvestment plan, any direct stock purchase plan or any director or employee benefit plans of the Company), (B) the Market Value of any PSE Common Stock and rights to acquire PSE Common Stock delivered by the Company or any of its Subsidiaries as consideration for property or assets in arm's-length transactions within the applicable Measurement Period (without double counting proceeds received in any prior Measurement Period) and (C) the Market Value of any PSE Common Stock that has been issued within the applicable Measurement Period (without double counting proceeds received in any prior Measurement Period) in connection with the conversion into, or exchange for, PSE Common Stock of any convertible or exchangeable securities, other than, in the case of (C), securities for which the Company has received equity credit from any NRSRO.

(c) For purposes of this Section 3.4, the term "Qualified Securities" shall mean (i) Mandatorily Convertible Preferred Stock, Debt Exchangeable for Equity and Replacement Capital Securities of the Company and Puget Energy, (ii) Puget Energy Common Stock and rights to acquire Puget Energy Common Stock, and (iii) PSE Common Stock and rights to acquire PSE Common Stock.

(d) With respect to redemption of the Junior Subordinated Notes on or before June 1, 2047, the Company shall deliver to the Trustee at least 60 days prior (except that the Trustee may in its sole discretion waive such notice period at any time) to the date fixed for redemption the Officers' Certificate referred to in the second sentence of the fourth paragraph of the Base Indenture and such Officers' Certificate shall further include (A) a statement that the Applicable Redemption Price will be equal to or less than the sum of the amounts specified in Section 3.4(b)(i)-(iv); and (B) a statement that specifies (1) the type of Qualified Securities issued and sold, or to be issued and sold, by the Company or Puget Energy, as applicable, that satisfies the requirement in Section 3.4(b), (2) the date or dates, or the anticipated date or dates, on which such Qualified Securities were issued and sold, or will be issued and sold, (3) the aggregate net cash proceeds received, or anticipated to be received, by the Company or Puget Energy, as applicable, in connection with such issuance and sale, and (4) in the case of Qualified Securities issued and sold, or to be issued and sold, by Puget Energy, the aggregate amount of such net cash proceeds contributed, or to be contributed, to the Company and the date on which such contribution was made or will be made.

(e) At the time the Company deposits the Applicable Redemption Price or Applicable Defeasance Amount, as the case may be, with the Trustee in respect of a redemption or defeasance of all or any portion of the Junior Subordinated Notes, or prior to the date on which the Company purchases all or any portion of the Junior Subordinated Notes, in each case on or before June 1, 2047, the Company shall furnish to the Trustee the following documents:

(i) An Officers' Certificate (the "Redemption/Repurchase/Defeasance Officers' Certificate") that complies with the requirements of Section 13.5 of the Base Indenture and also includes the following: (A) a statement that the Applicable Redemption

Price, applicable purchase price or the Applicable Defeasance Amount, as the case may be, is equal to or less than the sum of the amounts specified in Sections 3.4(b)(i) – (iv); and (B) a statement that specifies (1) the type of Qualified Securities issued and sold by the Company or Puget Energy, as applicable, that satisfies the requirement in Section 3.4(c), (2) the date or dates on which such Qualified Securities were issued and sold, (3) the aggregate net cash proceeds received by the Company or Puget Energy, as applicable, in connection with such issuance and sale, and (4) in the case of Qualified Securities issued and sold by Puget Energy, the aggregate amount of such net cash proceeds contributed to the Company and the date on which such contribution was made. The Officers' Certificate referred to in Section 3.4(d) above, and the Redemption/Repurchase Defeasance Officers' Certificate shall be the only Officers' Certificates required to be delivered to the Trustee in connection with any redemption of the Junior Subordinated Notes occurring on or before June 1, 2047.

(ii) an Opinion of Counsel in substantially the form attached hereto as Exhibit C. Such Opinion of Counsel shall be the only Opinion of Counsel required to be delivered to the Trustee in connection with any redemption of the Junior Subordinated Notes occurring on or before June 1, 2047.

3.5 Notice of Redemption. Subject to Article XI of the Base Indenture, notice of any redemption pursuant to this Article III will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Notes to be redeemed at such holder’s registered address. Unless the Company defaults in payment of the applicable redemption price, on and after the redemption date interest shall cease to accrue on such Junior Subordinated Notes called for redemption.

ARTICLE IV

OPTION TO DEFER INTEREST PAYMENTS

4.1 Option to Defer Interest Payments.

(a) At the Company’s option, it may, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on the Junior Subordinated Notes for a period of up to 10 consecutive years (each period, commencing on the date that the first such interest payment would otherwise have been made, an “Optional Deferral Period”). A deferral of interest payments may not extend beyond the Stated Maturity of the Junior Subordinated Notes, and the Company may not begin a new Optional Deferral Period and may not pay current interest on the Junior Subordinated Notes until it has paid all accrued interest on the Junior Subordinated Notes from the previous Optional Deferral Period.

Any deferred interest on the Junior Subordinated Notes will accrue Additional Interest at a rate equal to the Coupon Rate then applicable to the Junior Subordinated Notes, to the extent permitted by applicable law. Once the Company pays all deferred interest payments on the Junior Subordinated Notes, including any Additional Interest accrued on the deferred interest, it shall be entitled to again defer interest payments on the Junior Subordinated Notes as described above, but not beyond the Stated Maturity of the Junior Subordinated Notes.

(b) If the Company shall have elected to extend any interest payment period and defer payment of interest on the Junior Subordinated Notes as contemplated in Section 4.1(a), and any such Optional Deferral Period, or any extension thereof, shall be continuing, then the Company shall not, and its Subsidiaries shall not, directly or indirectly, do any of the following:

•	declare or pay any dividends or distributions, or redeem, purchase, acquire or make a liquidation payment on any of the Company’s capital stock;

•

make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of its debt securities (including guarantees) that rank on a parity with or junior to the Junior Subordinated Notes (including debt securities of other series issued under the Base Indenture); or

•	make any guarantee payments on any guarantee of debt securities if the guarantee ranks on a parity with or junior to the Junior Subordinated Notes.

However, at any time, including during an Optional Deferral Period, the Company may:

•

pay dividends or otherwise make payments to Puget Energy in amounts sufficient to permit Puget Energy to pay its operating expenses in the ordinary course of business, provided that the proceeds of any such dividends or other payments are used by Puget Energy to pay such operating expenses and are not used by Puget Energy for the purpose of taking any action in respect of its securities that would be prohibited by the restrictions above if such action were taken by the Company;

•	pay any dividend within 60 days after the date of declaration thereof, if the date of declaration was prior to the beginning of any interest deferral period, whether optional or mandatory;

•

pay current interest in respect of debt securities that rank equally with the Junior Subordinated Notes ("parity debt securities”) having the same interest payment date as the Junior Subordinated Notes made ratably to the holders of one or more series of such parity debt securities and the Junior Subordinated Notes in proportion to the respective amounts due on such parity debt securities, on the one hand, and on the Junior Subordinated Notes, on the other hand;

•

make any payment of principal in respect of parity debt securities having the same maturity date as the Junior Subordinated Notes made ratably to the holders of one or more series of such parity debt securities and the Junior Subordinated Notes in proportion to the respective amounts due on such parity debt securities, on the one hand, and on the Junior Subordinated Notes, on the other hand;

•

make any payment in respect of guarantees that rank equally with the Junior Subordinated Notes ("parity guarantees") made ratably to the beneficiaries of one or more of such parity guarantees and the holders of the Junior Subordinated Notes in proportion to the respective accrued and unpaid amounts due on such parity guarantees, on the one hand, and accrued and unpaid amounts on the Junior Subordinated Notes, on the other hand;

•

make payments for the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•

make payments as a direct result of, and only to the extent required in order to avoid the issuance of fractional shares of capital stock following, a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of its capital stock;

•

acquire capital stock previously issued in connection with acquisitions of businesses (which acquisitions of capital stock are made in connection with the satisfaction of indemnification obligations of the sellers of such businesses);

•

pay stock dividends or distributions in additional shares, warrants or rights to subscribe for or purchase shares of its capital stock where the dividend stock, or stock issuable upon exercise of such warrants or rights, is the same stock as that on which the dividend is being paid or ranks junior to such stock;

•	purchase or repurchase shares of the Company's capital stock pursuant to a contractually binding requirement to buy stock existing prior to the beginning of any interest deferral period; or

•	at such time as the Company’s common stock is registered under Section 12(b) or Section 12(g) of the Exchange Act:

•	declare or pay a dividend in connection with the implementation of a shareholders’ rights plan, or issue stock under such a plan or redeem or repurchase such rights; or

•	purchase the Company's common stock for issuance pursuant to any employee or agent benefit plans or dividend reinvestment and direct stock purchase plans.

4.2 Notice of Extension. The Company shall give the Trustee written notice of any optional deferral of interest at least 10 Business Days and not more than 60 Business Days prior to the applicable Interest Payment Date. The Trustee shall forward such notice promptly to each holder of record of Junior Subordinated Notes.

ARTICLE V

EXPENSES

5.1 Payment of Expenses. In connection with the offering, sale and issuance of the Junior Subordinated Notes, the Company shall:

(a) pay all costs and expenses relating to the offering, sale and issuance of the Junior Subordinated Notes, including commissions to the Underwriters payable pursuant to the Underwriting Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 6.6 of the Base Indenture; and

(b) be primarily liable for any indemnification obligations arising with respect to the Underwriting Agreement.

5.2 Payment Upon Termination, Removal or Resignation. Upon termination of this Second Supplemental Indenture or the Base Indenture or the removal or resignation of the Trustee pursuant to Section 6.10 of the Base Indenture, the Company shall pay to the Trustee all amounts owed to the Trustee accrued to the date of such termination, removal or resignation.

ARTICLE VI

SUBORDINATION

6.1 Agreement to Subordinate. The Company covenants and agrees, and each holder of a Junior Subordinated Note issued hereunder, by such holder's acceptance thereof, likewise covenants and agrees, that pursuant to Section 2.3(f)(9) of the Base Indenture all Junior Subordinated Notes shall be issued as Subordinated Securities subject to the provisions of Article XII of the Base Indenture (as modified pursuant to Section 6.2 hereof) and this Article VI; and each holder of a Junior Subordinated Note by its acceptance thereof accepts and agrees to be bound by such provisions.

6.2 Definition of Senior Indebtedness. For purposes of this Second Supplemental Indenture, the definition of “Senior Indebtedness” as set forth in Section 12.1(b) of the Base Indenture shall be modified in its entirety to mean as follows: (i) any current or future indebtedness of the Company for borrowed or purchased money, whether or not evidenced by bonds, debentures (including, but not limited to, the Junior Subordinated Debentures issued under the Indenture dated as of June 6, 1997 between the Company and The Bank of New York Trust Company, N.A. (as successor to First National Bank of Chicago) as Trustee), notes or other similar written instruments, (ii) obligations of the Company under synthetic leases, finance leases and capitalized leases, (iii) obligations of the Company for reimbursement under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for the account of the Company, (iv) any indebtedness or other obligations of the Company with respect to derivative contracts, including, but not limited to, commodity contracts, interest rate, commodity and currency swap agreements, forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in commodity prices, currency exchange or interest rates, and (v) any guarantees, endorsements, assumptions (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of a type described in (i), (ii), (iii) or (iv) above, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles (including, but not limited to, guarantees in favor of the holders of securities of statutory trusts holding Junior Subordinated Debentures issued under the Indenture dated as of June 6, 1997 between the Company and The Bank of New York Trust Company, N.A., as Trustee, in each case listed in (i), (ii), (iii), (iv) and (v) above whether outstanding on the date of execution of this Indenture or thereafter incurred, other than obligations ranking on a parity with the Junior Subordinated Notes or ranking junior to the Junior Subordinated Notes; provided, however, that “Senior Indebtedness" of the Company does not include (a) trade accounts payable, (b) accrued liabilities arising in the ordinary course of business, or (c) any indebtedness of the Company to any of its Affiliates.

ARTICLE VII

FORM OF JUNIOR SUBORDINATED NOTE

7.1 Form of Junior Subordinated Note. The Junior Subordinated Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form attached hereto as Exhibit B.

ARTICLE VIII

ORIGINAL ISSUE OF JUNIOR SUBORDINATED NOTES

8.1 Original Issue of Junior Subordinated Notes. Junior Subordinated Notes in the initial aggregate principal amount of $250,000,000 may, upon execution of this Second Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Junior Subordinated Notes to or upon the written order of the Company, in accordance with Section 2.4 of the Base Indenture. Additional Junior Subordinated Notes without limitation as to amount, and without the consent of the holders of the then Outstanding Junior Subordinated Notes, may also be authenticated and delivered in the manner provided in Section 2.4 of the Base Indenture. Any such additional Junior Subordinated Notes will have the same Stated Maturity and other terms as those initially issued and shall be consolidated with and part of the same series of Notes as the Junior Subordinated Notes initially issued under this Second Supplemental Indenture.

ARTICLE IX

MISCELLANEOUS

9.1 Ratification of Indenture; Second Supplemental Indenture Controls. The Base Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Second Supplemental Indenture shall supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

9.2 Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

9.3 Governing Law. This Second Supplemental Indenture and each Junior Subordinated Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State, without regard to the conflicts of law principles thereof.

9.4 Separability. In case any one or more of the provisions contained in this Second Supplemental Indenture or in the Junior Subordinated Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture or of the Junior Subordinated Notes, but this Second Supplemental Indenture and the Junior Subordinated Notes shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

9.5 Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

9.6 Other Amendments to Base Indenture.

(a) The definition of Business Day in the Base Indenture is hereby amended in its entirety to read as follows:

"'Business Day' means any day that is not a Saturday, a Sunday, a day on which banks in New York City are authorized or obligated by law or executive order to remain closed, or a day on which the Corporate Trust Office of the Trustee is closed for business."

(b) Sections 6.2(g) of the Base Indenture are hereby amended in its entirety to read as follows:

"(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or though agents or attorneys not regularly in its employe, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be deemed to have notice of any Event of Default unless a trust officer has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture; and

(i) The rights, privileges, protections, immunities and benefits given to the Trustee hereunder, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its respective capacities hereunder, and each agent, custodian and other Person employed to act hereunder."

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

PUGET SOUND ENERGY, INC.

By:	/s/ Donald E. Gaines
Donald E. Gaines
Vice President Finance and Treasurer

And by:	/s/ James D. Sant
James D. Sant
Assistant Treasurer

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:	/s/ Janice Ott Rotuno
Name:	Janice Ott Rotuno
Title:	Vice President

EXHIBIT A

SPECIAL DEFINITIONS FOR SECTION 3.4

Capitalized terms used in this Exhibit A and not otherwise defined herein, shall have the meanings given such terms in the Indenture.

“Alternative Payment Mechanism” means, with respect to any securities or combination of securities, provisions in the related transaction documents requiring the issuer to issue (or use commercially reasonable efforts to issue) one or more types of APM Qualifying Securities raising eligible proceeds at least equal to the deferred Distributions on such securities and apply the proceeds to pay unpaid Distributions on such securities, commencing on the earlier of (a) the first Distribution Date after commencement of a deferral period on which the issuer pays current Distributions on such securities and (b) the fifth anniversary of the commencement of such deferral period, and that

(i) define “eligible proceeds” to mean, for purposes of such Alternative Payment Mechanism, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale of the relevant securities, where applicable, and including the fair market value of property received by the issuer as consideration for such securities) that the issuer has received during the 180 days prior to the related Distribution Date from the issuance of APM Qualifying Securities, up to the Preferred Cap (as defined in clause (vi), below) in the case of APM Qualifying Securities that are Qualifying Non-Cumulative Preferred Stock;

(ii) permit the issuer to pay current Distributions on any Distribution Date out of any source of funds but (I) require the issuer to pay deferred Distributions only out of eligible proceeds and (II) prohibit the issuer from paying deferred Distributions out of any source of funds other than eligible proceeds;

(iii) if deferral of Distributions continues for more than one year, require the issuer not to redeem or purchase, or to permit its Subsidiaries to purchase, any securities of the issuer that on a bankruptcy or liquidation of the issuer rank pari passu with or junior to such securities that the issuer has issued to settle deferred Distributions in respect to that deferral period until at least one year after all deferred Distributions have been paid (a "Repurchase Restriction");

(iv) may include a provision that, notwithstanding the Common Cap (as defined in paragraph (vi) below) and the Preferred Cap (as defined in paragraph (vi) below), for purposes of paying deferred Distributions, limits the ability of the issuer to sell common stock, rights to purchase common stock, or Mandatorily Convertible Preferred Stock above an aggregate cap specified in the transaction documents (a “Share Cap”), subject to the issuer’s agreement to use commercially reasonable efforts to increase the Share Cap amount (A) only to the extent that it can do so and simultaneously satisfy its future fixed or contingent obligations under other securities and derivative instruments that provide for settlement or payment in common stock or (B) if the issuer cannot increase the Share Cap amount as contemplated in the preceding clause, by requesting its board of directors to adopt a resolution for shareholder vote at the next occurring annual shareholders meeting to increase the number of shares of the issuer’s authorized common stock for purposes of satisfying the issuer’s obligations to pay deferred Distributions;

(v) permit the issuer, at its option, to provide that if the issuer is involved in a merger, consolidation, amalgamation or conveyance, transfer or lease of assets substantially as an entirety to any other person (a "business combination") where immediately after the consummation of the business combination more than 50% of the voting stock of the surviving entity of the business combination, or the person to whom all or substantially all of the issuer's assets are conveyed, transferred or leased, is owned by the shareholders of the other party to the business combination, then clauses (i), (ii) and (iii) above will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination;

(vi) limit the obligation or the right, as applicable, of the issuer to issue (or use commercially reasonable efforts to issue) APM Qualifying Securities up to:

(I) in the case of APM Qualifying Securities that are common stock or rights to purchase common stock, an amount from the issuance thereof pursuant to the Alternative Payment Mechanism (including at any point in time from all prior issuances thereof pursuant to the Alternative Payment Mechanism) with respect to deferred Distributions attributable to the first five years of any deferral period equal to 2% of the issuer’s total number of issued and outstanding shares of common stock as of the date of the then most recent publicly available consolidated financial statements of the issuer (the "Common Cap"); provided (and it being understood) that the Common Cap shall cease to apply to such deferral period by a date (as specified in the related transaction documents) which shall be not later than the ninth anniversary of the commencement of such deferral period; and

(II) in the case of APM Qualifying Securities that are Qualifying Non-Cumulative Preferred Stock or Mandatorily Convertible Preferred Stock, an amount from the issuance of such Qualifying Non-Cumulative Preferred Stock and then still outstanding Mandatorily Convertible Preferred Stock pursuant to the related Alternative Payment Mechanism (including, in the case of Qualifying Non-Cumulative Preferred Stock, at any point in time from all prior issuances thereof pursuant to such Alternative Payment Mechanism) equal to 25% of the liquidation or principal amount of the securities that are the subject of the related Alternative Payment Mechanism (the “Preferred Cap”); and

(vii) in the case of securities other than Non-Cumulative perpetual preferred stock, include a Bankruptcy Claim Limitation Provision;

provided (and it being understood) that:

(1) the issuer shall not be obligated to issue (or use commercially reasonable efforts to issue) APM Qualifying Securities for so long as a Market Disruption Event has occurred and is continuing;

(2) if, due to a Market Disruption Event or otherwise, the issuer is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred Distributions on any Distribution Date, the issuer will apply any available eligible proceeds to pay accrued and unpaid Distributions on the applicable Distribution Date in chronological order subject to the Common Cap and Preferred Cap, as applicable; and

(3) if the issuer has outstanding more than one class or series of securities under which it is obligated to sell a type of APM Qualifying Securities and apply some part of the proceeds to the payment of deferred Distributions, then on any date and for any period the amount of net proceeds received by the issuer from those sales and available for payment of deferred Distributions on such securities shall be applied to such securities on a pro rata basis in proportion to the total amounts that are due on such securities.

“APM Qualifying Securities” means, with respect to an Alternative Payment Mechanism, Debt Exchangeable for Preferred Equity or any Mandatory Trigger Provision, one or more of the following (as designated in the transaction documents for the securities or combination of securities that include an Alternative Payment Mechanism, Debt Exchangeable for Preferred Equity or any Mandatory Trigger Provision):

(a)	common stock or rights to purchase common stock;

(b)	Mandatorily Convertible Preferred Stock; and

(c)	Qualifying Non-Cumulative Preferred Stock;

provided (and it being understood) that if the APM Qualifying Securities for any Alternative Payment Mechanism, any Debt Exchangeable for Preferred Equity or any Mandatory Trigger Provision include both common stock and rights to purchase common stock, such Alternative Payment Mechanism, Debt Exchangeable for Preferred Equity or Mandatory Trigger Provision may permit, but need not require, the issuer to issue rights to purchase common stock.

"Applicable Redemption Price" means (a) with respect to redemption pursuant to Section 3.1 (Tax Event Redemption) of the Second Supplemental Indenture, the Tax Event Make-Whole Amount, (b) with respect to redemption pursuant to Section 3.2 (Rating Agency Event Redemption) of the Second Supplemental Indenture, the Rating Agency Make-Whole Amount, and (c) with respect to redemption pursuant to Section 3.3 (Optional Redemption by Company) of the Second Supplemental Indenture, the Optional Redemption Price or the Make-Whole Amount, as applicable.

“Bankruptcy Claim Limitation Provision” means, with respect to any securities or combination of securities that have an Alternative Payment Mechanism or a Mandatory Trigger Provision (together in this definition, “securities”), provisions that, upon any liquidation, dissolution, winding-up or reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the issuer, limit the claim of the holders of such securities to Distributions that accumulate during (a) any deferral period, in the case of securities that have an Alternative Payment Mechanism or (b) any period in which the issuer fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in the case of securities having a Mandatory Trigger Provision, to:

(i) in the case of securities having an Alternative Payment Mechanism or Mandatory Trigger Provision with respect to which the APM Qualifying Securities do not include Qualifying Non-Cumulative Preferred Stock or Mandatorily Convertible Preferred Stock, 25% of the stated or principal amount of such securities then outstanding; and

(ii) in the case of any other securities, the sum of (x) two years of accumulated and unpaid Distributions and (y) an amount equal to the excess, if any, of the Preferred Cap over the aggregate amount of net proceeds from the sale of Qualifying Non-Cumulative Preferred Stock that the issuer has applied to pay such Distributions pursuant to the Alternative Payment Mechanism or the Mandatory Trigger Provision, provided that such provision specifies that the holders of such securities shall be deemed to agree that in respect of the portion of the claim described in this clause (y) they will not be entitled to an amount that is greater than the amount they would have received had such claim ranked pari passu with the claims of the holders, if any, of Qualifying Non-Cumulative Preferred Stock.

“Common Cap” has the meaning given such term in the definition of Alternative Payment Mechanism.

"Comparable Redemption/Repurchase/Defeasance Restrictions" means restrictions on the redemption, purchase, defeasance or discharge of the applicable securities that are substantially similar to the restrictions set forth in Section 3.4 of the Second Supplemental Indenture.

“Debt Exchangeable for Common Equity” means a security or combination of securities (together in this definition, “securities”) that:

(a) gives the holder a beneficial interest in (i) a fractional interest in a stock purchase contract for a share of common stock of the issuer that will be settled in three years or less, with the number of shares of common stock purchasable pursuant to such stock purchase contract to be within a range established at the time of issuance of such securities subject to customary anti-dilution adjustments and (ii) subordinated debt securities of the issuer that are not redeemable at the option of the issuer or the holder thereof prior to the settlement of the stock purchase contracts;

(b) provides that the investors directly or indirectly grant to the issuer a security interest in such debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors’ direct or indirect obligation to purchase common stock of the issuer pursuant to such stock purchase contracts;

(c) includes a remarketing feature pursuant to which the debt securities of the issuer are remarketed to new investors commencing not later than the Distribution Date that is at least one month prior to the settlement date of the purchase contract; and

(d) provides for the proceeds raised in the remarketing to be used to purchase common stock of the issuer under the stock purchase contracts and, if there has not been a successful remarketing by the settlement date of the purchase contract, provides that the stock purchase contracts will be settled by the issuer exercising its remedies as a secured party with respect to its debt securities or other collateral directly or indirectly pledged by investors in the Debt Exchangeable for Common Equity.

"Debt Exchangeable for Equity” means Debt Exchangeable for Common Equity or Debt Exchangeable for Preferred Equity.

"Debt Exchangeable for Preferred Equity” means a security or combination of securities (together in this definition, “securities”) that:

(a) gives the holder a beneficial interest in (i) debt securities of the issuer that are Non-Cumulative, that are the most junior subordinated debt of the issuer (or rank pari passu with the most junior subordinated debt of the issuer) and that include a provision requiring the issuer to issue (or use commercially reasonable efforts to issue) one or more types of APM Qualifying Securities raising proceeds at least equal to the deferred Distributions on such debt securities commencing not later than the second anniversary of the commencement of such deferral period and (ii) a fractional interest in a stock purchase contract that obligates the holder to acquire a beneficial interest in Qualifying Non-Cumulative Preferred Stock;

(b) provides that the investors directly or indirectly grant to the issuer a security interest in such debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors’ direct or indirect obligation to purchase stock pursuant to such stock purchase contracts;

(c) includes a remarketing feature pursuant to which such debt securities of the issuer are remarketed to new investors commencing within five years from the date of issuance of the security or earlier in the event of an early settlement event based on (i) one or more financial tests set forth in the terms of the instrument governing such Debt Exchangeable for Preferred Equity or (ii) the dissolution of the issuer of such Debt Exchangeable for Preferred Equity;

(d) provides for the proceeds raised in the remarketing to be used to purchase Qualifying Non-Cumulative Preferred Stock under the stock purchase contracts and, if there has not been a successful remarketing by the first Distribution Date that is six years after the date of issuance of such debt securities of the issuer, provides that the stock purchase contracts will be settled by the issuer foreclosing on such debt securities or other collateral directly or indirectly pledged by investors in the Debt Exchangeable for Preferred Equity;

(e) includes Comparable Redemption/Repurchase/Defeasance Restrictions, provided that such Comparable Redemption/Repurchase/Defeasance Restrictions will apply to such securities and to the Qualifying Non-Cumulative Preferred Stock and will not include Debt Exchangeable for Equity as a replacement security for such securities or the Qualifying Non-Cumulative Preferred Stock; and

(f) after the issuance of the Qualifying Non-Cumulative Preferred Stock, provides the holder of the security with a beneficial interest in such Qualifying Non-Cumulative Preferred Stock.

“Distribution Date” means, as to any security or combination of securities, the dates on which periodic Distributions on such securities are scheduled to be made.

“Distribution Period” means, as to any security or combination of securities, each period from and including a Distribution Date for such securities to but not including the next succeeding Distribution Date for such securities.

“Distributions” means, as to a security or combination of securities, dividends, interest payments or other income distributions to the holders thereof that are not Subsidiaries of the issuer.

“Intent-Based Replacement Disclosure” means, as to any security or combination of securities issued, directly or indirectly, that the issuer has publicly stated its intention, either in the prospectus or other offering document under which such security or combination of securities were initially offered for sale or in filings with the Commission made by the issuer or an affiliate under the Exchange Act prior to or contemporaneously with the issuance of such securities, that the issuer, to the extent the securities provide the issuer with equity credit, will redeem, purchase or defease such securities, and will cause its Subsidiaries to purchase such securities, only with the proceeds of replacement capital securities that have terms and provisions at the time or redemption, purchase or defeasance that are as much or more equity-like than the securities then being redeemed, purchased or defeased, raised within 180 days prior to the applicable redemption, purchase or defeasance date.

“Mandatorily Convertible Preferred Stock” means cumulative preferred stock with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that the preferred stock convert into a determinable number of shares of common stock of the issuer (which may be determinable within a range) within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the cumulative preferred stock.

“Mandatory Trigger Provision” means, as to any security or combination of securities, provisions in the terms thereof or in the related transaction agreements that:

(a) require, or at its option in the case of Non-Cumulative perpetual preferred stock, permit, the issuer of such security or combination of securities to make payment of Distributions on such securities only in connection with the issuance and sale of APM Qualifying Securities, within two years of a failure to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in an amount such that the net proceeds of such sale at least equal the amount of unpaid Distributions on such securities (including, without limitation, all deferred and accumulated amounts) and in either case require the application of the net proceeds of such sale to pay such unpaid Distributions, provided that (i) if the Mandatory Trigger Provision does not require such issuance and sale within one year of such failure, the amount of common stock or rights to acquire common stock the net proceeds of which the issuer must apply to pay such Distributions pursuant to such provision may not exceed the Common Cap, and (ii) the amount of Qualifying Non-Cumulative Preferred Stock or Mandatorily Convertible Preferred Stock the net proceeds of which the issuer may apply to pay such Distributions pursuant to such provision may not exceed the Preferred Cap;

(b) other than in the case of non-cumulative preferred stock, prohibit the issuer from repurchasing, or permitting any of its Subsidiaries to purchase, any APM Qualifying Securities or any securities that are pari passu with or junior to its APM Qualifying

Securities, the proceeds of which were used to pay deferred Distributions since such failure before the date six months after the issuer applies the net proceeds of the sales described in clause (a) to pay such unpaid Distributions in full; and

(c) other than in the case of Non-Cumulative perpetual preferred stock, include a Bankruptcy Claim Limitation Provision; and

(d) if deferral of Distributions continues for more than one year (or such shorter period as may be provided for in the terms of such securities), require the issuer not to redeem or purchase, or permitting any of its Subsidiaries to purchase, any APM Qualifying Securities or any securities that rank pari passu with or junior to any APM Qualifying Securities that the issuer has issued to settle deferred Distributions in respect to that deferral period until at least one year after all deferred Distributions have been paid;

provided (and it being understood) that:

(x) the issuer will not be obligated to issue (or use commercially reasonable efforts to issue) any such APM Qualifying Securities for so long as a Market Disruption Event has occurred and is continuing;

(y) if, due to a Market Disruption Event or otherwise, the issuer is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred Distributions on any Distribution Date, the issuer will apply any available eligible proceeds to pay accrued and unpaid Distributions on the applicable Distribution Date in chronological order subject to the Common Cap and Preferred Cap, as applicable; and

(z) if the issuer has outstanding more than one class or series of securities under which it is obligated to sell a type of any such APM Qualifying Securities and applies some part of the proceeds to the payment of deferred Distributions, then on any date and for any period the amount of net proceeds received by the issuer from those sales and available for payment of deferred Distributions on such securities shall be applied to such securities on a pro rata basis up to the Common Cap and the Preferred Cap, as applicable, in proportion to the total amounts that are due on such securities.

No remedy other than Permitted Remedies will arise by the terms of such securities or related transaction agreements in favor of the holders of such securities as a result of the issuer’s failure to pay Distributions because of the Mandatory Trigger Provision or as a result of the issuer’s exercise of its right under an Optional Deferral Provision until Distributions have been deferred for one or more Distribution Periods that total together at least ten years.

"Market Disruption Event" means the occurrence or existence of any of the following events or sets of circumstances:

(a) the issuer would be required to obtain the consent or approval of its shareholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue or sell APM Qualifying Securities and such consent or approval has not yet been obtained notwithstanding the issuer's commercially reasonable efforts to obtain such consent or approval or a regulatory authority instructs the issuer not to sell or offer for sale APM Qualifying Securities at such time;

(b) trading in the issuer's securities generally on the New York Stock Exchange or any other national securities exchange or over-the-counter market on which the issuer's common stock and/or preferred stock is then listed or traded shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the Commission, by the relevant exchange or by any other regulatory body or governmental body having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the issuer's common stock and/or preferred stock;

(c) a banking moratorium shall have been declared by the federal or state authorities of the United States and such moratorium materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the APM Qualifying Securities;

(d) a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States and such disruption materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the APM Qualifying Securities;

(e) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis and such event materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the APM Qualifying Securities;

(f) there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including, without limitation, as a result of terrorist activities, and such change materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the APM Qualifying Securities;

(g) an event occurs and is continuing as a result of which the offering document for such offer and sale of APM Qualifying Securities would, in the reasonable judgment of the issuer, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and either (i) the disclosure of that event at such time, in the reasonable judgment of the issuer, is not otherwise required by law and would have a material adverse effect on the business of the issuer or (ii) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the ability of the issuer to consummate such transaction, provided that no single suspension period contemplated by this paragraph (g) shall exceed 90 consecutive days and multiple suspension periods contemplated by this paragraph (g) shall not exceed an aggregate of 180 days in any 360-day period; or

(h) the issuer reasonably believes, for reasons other than those referred to in paragraph (g) above, that the offering document for such offer and sale of APM Qualifying Securities would not be in compliance with a rule or regulation of the Commission and the issuer is unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension period contemplated by this paragraph (h) shall exceed 90 consecutive days and multiple suspension periods contemplated by this paragraph (h) shall not exceed an aggregate of 180 days in any 360-day period.

The definition of "Market Disruption Event" as used in any Replacement Capital Securities may include fewer than all of the paragraphs outlined above, as determined by the issuer at the time of issuance of such securities, and in the case of clauses (a), (b), (c) and (d), as applicable to a circumstance where the issuer would otherwise endeavor to issue preferred stock, shall be limited to circumstances affecting markets where the preferred stock of the issuer trades or where a listing for its trading is being sought.

“Market Value” means, on any date, (a) in the case of PSE Common Stock, the closing sale price per share of such common stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if such common stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which such common stock is traded or quoted; if such common stock is neither listed nor quoted on any U.S. securities exchange on the relevant date, the market price will be the average of the midpoint of the bid and ask prices for such common stock on the relevant date submitted by at least three nationally recognized independent investment banking firms selected by the Company or Puget Energy, as applicable, for this purpose and (b) in the case of rights to acquire PSE Common Stock, a value determined by a nationally recognized independent investment banking firm selected by the Board of Directors of the Company or (or a duly authorized committee of such Board of Directors) for this purpose.

“Measurement Period” with respect to any redemption, purchase or defeasance of Junior Subordinated Notes, means the period (a) beginning on the date that is 180 days prior to the date of delivery of notice of such redemption (such date of delivery, the "notice date") or the date of such purchase or defeasance and (b) ending on such notice date or the date of such purchase or defeasance. Measurement Periods cannot run concurrently.

“Non-Cumulative” means, with respect to any securities, that the issuer may elect not to make any number of periodic Distributions or interest payments without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more Permitted Remedies. Securities that include an Alternative Payment Mechanism shall also be deemed to be “Non-Cumulative” for all purposes of Section 3.4 of the Second Supplemental Indenture, other than the definitions of “APM Qualifying Securities” and “Qualifying Non-Cumulative Preferred Stock,” and debt securities that include an Alternative Payment Mechanism shall be deemed to be Non-Cumulative for purposes of the definition of “Debt Exchangeable for Preferred Equity,” it being understood that such Alternative Payment Mechanism need not include the provisions described in clause (iv) of the definition of such term.

“NRSRO” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act.

“Optional Deferral Provision” means, as to any security or combination of securities, a provision in the terms thereof or of the related transaction agreements, to the effect of either (a) or (b) below:

(a) (i) the issuer of such securities may, in its sole discretion, defer in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods of up to five years or, if a Market Disruption Event is continuing, ten years, without any remedy other than Permitted Remedies as a result of such issuer’s failure to pay Distributions and (ii) an Alternative Payment Mechanism; or

(b) the issuer of such securities may, in its sole discretion, defer in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods of up to ten years without any remedy other than Permitted Remedies as a result of such issuer’s failure to pay Distributions.

"PE Junior Ranking" means, as to any security of Puget Energy, a ranking of such security in relation to other securities of Puget Energy upon a liquidation, dissolution or winding-up of Puget Energy that is the same as, or more junior than, the ranking of the Junior Subordinated Notes in relation to other securities of the Company upon a liquidation, dissolution or winding-up of the Company.

“Permitted Remedies” means, as to any security or combination of securities, one or more of the following remedies:

(a) rights in favor of the holders thereof permitting such holders to elect one or more directors of the issuer or its direct or indirect parent company (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded), and

(b) prohibitions on the issuer paying Distributions on or repurchasing common stock or other securities that rank pari passu or junior as to Distributions to such securities for so long as Distributions on such securities, including deferred Distributions, have not been paid in full or to such lesser extent as may be specified in the terms of such securities.

"Preferred Cap" has the meaning given such term in the definition of Alternative Payment Mechanism.

“PSE Common Stock” means common stock of the Company (including treasury shares of common stock and shares of common stock, if any, sold pursuant to a dividend reinvestment plan, any direct stock purchase plan or director or employee benefit plan of the Company).

"Puget Energy Common Stock" means common stock of Puget Energy (including treasury shares of common stock and shares of common stock, if any, sold pursuant to a dividend reinvestment plan, any direct stock purchase plan or director or employee benefit plan of Puget Energy).

“Qualifying Non-Cumulative Preferred Stock” means Non-Cumulative perpetual preferred or preference stock of the Company or Puget Energy, as applicable, that (a) ranks pari passu with or junior to all other outstanding preferred or preference stock of the issuer and (b) contains no remedies other than Permitted Remedies and either (i) is subject to Intent-Based Replacement Disclosure and has a provision that prohibits the issuer from making any Distributions thereon upon the issuer's failure to satisfy one or more financial tests set forth therein or (ii) is subject to Comparable Redemption/Repurchase/Defeasance Restriction.

“Replacement Capital Securities” shall mean securities (other than PSE Common Stock, Puget Energy Common Stock, securities convertible into PSE Common Stock or Puget Energy Common Stock, Mandatorily Convertible Preferred Stock, Debt Exchangeable for Equity of the Company or Puget Energy) that meet one or more of the following criteria in the determination of the Board of Directors reasonably construing the definitions and other terms set forth herein and in the Second Supplemental Indenture:

(a) with respect to Junior Subordinated Notes that are redeemed, purchased or defeased after the date hereof and on or before June 1, 2017:

(i) securities issued by the Company or Puget Energy, as the case may be, that (A) (1) in the case of securities issued by the Company, rank pari passu with or junior to the Junior Subordinated Notes upon a liquidation, dissolution or winding-up of the Company and (2) in the case of securities issued by Puget Energy, have a PE Junior Ranking, (B) have no maturity or a maturity of at least 60 years, (C) are subject to Comparable Redemption/Repurchase/Defeasance Restrictions, and (D) have an Optional Deferral Provision;

(ii) securities issued by the Company or Puget Energy, as the case may be, that (A) (1) in the case of securities issued by the Company, rank pari passu with or junior to the Junior Subordinated Notes upon a liquidation, dissolution or winding-up of the Company and (2) in the case of securities issued by Puget Energy, have a PE Junior Ranking upon a liquidation, dissolution or winding-up of Puget Energy, (B) are Non-Cumulative, (C) have no maturity or a maturity of at least 60 years, and (D) have Intent-Based Replacement Disclosure;

(iii) securities issued by the Company or Puget Energy, as the case may be, that (A) (1) in the case of securities issued by the Company, rank pari passu with or junior to the Junior Subordinated Notes upon a liquidation, dissolution or winding-up of the Company and (2) in the case of securities issued by Puget Energy, have a PE Junior Ranking upon a liquidation, dissolution or winding-up of Puget Energy, (B) are Non-Cumulative, (C) have no maturity or a maturity of at least 40 years, and (D) are subject to Comparable Redemption/Repurchase/Defeasance Restrictions or have a Mandatory Trigger Provision, an Optional Deferral Provision and Intent-Based Replacement Disclosure;

(iv) securities issued by the Company or Puget Energy, as the case may be, that (A) (1) in the case of securities issued by the Company, rank junior to all of the senior and subordinated debt of the Company other than the Junior Subordinated Notes and (2) in the case of securities issued by Puget Energy, rank junior to all of the senior and subordinated debt of Puget Energy, (B) have an Optional Deferral Provision and a Mandatory Trigger Provision, and (C) have no maturity or a maturity of at least 60 years and Intent-Based Replacement Disclosure;

(v) cumulative preferred stock issued by the Company or Puget Energy, as the case may be, that (A) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (B) (1) has no maturity or a maturity of at least 60 years and (2) is subject to Comparable Redemption/Repurchase/Defeasance Restrictions; or

(vi) other securities issued by the Company or Puget Energy, as applicable, that:

(A) (1) in the case of securities issued by the Company, rank upon a liquidation, dissolution or winding-up of the Company either (I) pari passu with or junior to the Junior Subordinated Notes or (II) pari passu with the claims of the Company’s trade creditors and junior to all of the Company’s long-term indebtedness for money borrowed (other than the Company’s long-term indebtedness for money borrowed from time to time outstanding that by its terms ranks pari passu with such securities on a liquidation, dissolution or winding-up of the Company) and (2) in the case of securities issued by Puget Energy, either (I) have a PE Junior Ranking upon a liquidation, dissolution or winding-up of Puget Energy or (II) rank upon a liquidation, dissolution or winding-up of Puget Energy, pari passu with the claims of Puget Energy's trade creditors and junior to all of Puget Energy's long-term indebtedness for money borrowed (other than Puget Energy's long-term indebtedness for money borrowed from time to time outstanding that by its terms ranks pari passu with such securities on a liquidation, dissolution or winding-up of Puget Energy); and

(B) either (1) have no maturity or a maturity of at least 40 years and have a Mandatory Trigger Provision, an Optional Deferral Provision and Intent-Based Replacement Disclosure or (2) have no maturity or a maturity of at least 25 years and are subject to Comparable Redemption/Repurchase/Defeasance Restrictions and have a Mandatory Trigger Provision and an Optional Deferral Provision; or

(b) with respect to Junior Subordinated Notes that are redeemed, purchased or defeased after June 1, 2017 but prior to June 1, 2047,

(i) all securities described under clause (a) of this definition;

(ii) preferred stock issued by the Company or Puget Energy, as the case may be, that (A) has no maturity or a maturity of at least 60 years and (B) has an Optional Deferral Provision and Intent-Based Replacement Disclosure;

(iii) securities issued by the Company or Puget Energy, as the case may be, that (A) (1) in the case of securities issued by the Company, rank pari passu with or junior to the Junior Subordinated Notes upon a liquidation, dissolution or winding-up of the Company and (2) in the case of securities issued by Puget Energy, have a PE Junior Ranking upon a liquidation, dissolution or winding-up of Puget Energy, (B) either (1) have no maturity or a maturity of at least 60 years and Intent-Based Replacement Disclosure or (2) have no maturity or a maturity of at least 30 years and are subject to Comparable Redemption/Repurchase/Defeasance Restrictions and (C) have an Optional Deferral Provision;

(iv) securities issued by the Company or Puget Energy, as the case may be, that (A) (1) in the case of securities issued by the Company, rank junior to all of the senior and subordinated debt of the Company other than the Junior Subordinated Notes and (2) in the case of securities issued by Puget Energy, rank junior to all of the senior and subordinated debt of Puget Energy, (B) have a Mandatory Trigger Provision and an Optional Deferral Provision, and (C) have no maturity or a maturity of at least 30 years and Intent-Based Replacement Disclosure; or

(v) preferred stock issued by the Company or Puget Energy, as the case may be, that (A) either (1) has no maturity or a maturity of at least 60 years and Intent-Based Replacement Disclosure or (2) has a maturity of at least 40 years and is subject to Comparable Redemption/Repurchase/Defeasance Restrictions and (B) has an Optional Deferral Provision.

“Repurchase Restriction” has the meaning specified in the definition of Alternative Payment Mechanism.

“Share Cap” has the meaning given such term in the definition of Alternative Payment Mechanism.

“Subsidiary” means, at any time, any Person the shares of stock or other ownership interests of which having ordinary voting power to elect a majority of the board of directors or other managers of such Person are at the time owned or the management or policies of which are otherwise at the time controlled, directly or indirectly through one or more intermediaries (including other Subsidiaries), or both, by another Person.

EXHIBIT B

(FORM OF FACE OF JUNIOR SUBORDINATED NOTE)

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS EXCHANGEABLE FOR JUNIOR SUBORDINATED NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]*

[UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

THE NOTES EVIDENCED HEREBY WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN BLOCKS HAVING A PRINCIPAL AMOUNT OF NOT LESS THAN $1,000. ANY TRANSFER, SALE OR OTHER DISPOSITION OF SUCH NOTES IN A BLOCK HAVING A PRINCIPAL AMOUNT OF LESS THAN $1,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH NOTES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED, TO THE RECEIPT OF PAYMENTS IN RESPECT OF SUCH NOTES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH NOTES.

*	Insert in Global Notes.

PUGET SOUND ENERGY, INC.

[Up to]* $

SERIES A ENHANCED JUNIOR SUBORDINATED

NOTE DUE JUNE 2067

Dated:

NUMBER	[CUSIP NO: ]

Registered Holder:

PUGET SOUND ENERGY, INC., a corporation duly organized and existing under the laws of the State of Washington (herein referred to as the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the Registered Holder named above, the principal sum [of                                          Dollars]**[specified in the Schedule annexed hereto]*** on June 1, 2067 the “Stated Maturity”), in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt. The Company further promises to pay to the registered Holder of this note (this “Note”) as hereinafter provided (a) interest on said principal sum (subject to deferral as set forth herein) at the rate of 6.974% per annum, in like coin or currency, semiannually in arrears on the 1st day of June and December up to, but not including, December 1, 2017, and at the rate per annum equal to the Three-Month LIBOR Rate plus 2.53% (determined in the manner set forth in the Second Supplemental Indenture hereinafter referred to), reset quarterly on the LIBOR Rate Reset Dates, in like coin or currency, quarterly in arrears on the 1st day of March, June, September and December (each an “Interest Payment Date”) commencing December 1, 2007 in the first instance and March 1, 2018 in the second instance, from the Interest Payment Date next preceding the date hereof to which interest has been paid or duly provided for (unless (i) no interest has yet been paid or duly provided for on this Note, in which case from June 4, 2007, or (ii) the date hereof is before an Interest Payment Date but after the related Record Date (as defined below), in which case from such following Interest Payment Date; provided, however, that if the Company shall default in payment of the interest due on such following Interest Payment Date, then from the next preceding Interest Payment Date to which interest has been paid or duly provided for or if no interest has yet been paid or duly provided for on this Note, in which case from June 4, 2007), until the principal hereof is paid or duly provided for, plus (b) Additional Interest, as defined in the Indenture, to the extent permitted by applicable law, on any interest payment that is not made on the applicable Interest Payment Date, which shall accrue at the then prevailing rate per annum borne by this Note, compounded semiannually or quarterly, as applicable.

The interest so payable will, subject to certain exceptions provided in the Indenture hereinafter referred to, be paid to the person in whose name this Note is registered at the close of business on the Record Date next preceding such Interest Payment Date. The

*	Insert in Global Notes.
**	Insert in Notes other than Global Notes.
***	Insert in Global Notes.

Record Date shall be the Business Day next preceding the Interest Payment Date, unless this Note is registered to a holder other than The Depository Trust Company or a nominee of The Depository Trust Company or a successor Depository selected or approved by the Company or a nominee of such successor Depository, in which case the Record Date will be the fifteenth calendar day preceding such Interest Payment Date whether or not a Business Day. This Note may be presented for payment of principal and interest at the principal corporate trust office of The Bank of New York Trust Company, N.A., as paying agent for the Company, maintained for that purpose in the Borough of Manhattan, The City of New York; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to such address of the Person entitled thereto as the address shall appear on the Security Register of the Notes or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Security Register, provided that proper transfer instructions have been received by the Record Date. While this Note bears interest at a fixed rate, interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months, and while this Note bears interest at the Three-Month LIBOR Rate, the amount of interest payable on this Note for any period will be computed on the basis of the actual number of days in the relevant period divided by 360.

At the Company’s option, it may, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on the Junior Subordinated Notes for a period of up to 10 consecutive years (each period, commencing on the date that the first such interest payment would otherwise have been made, an “Optional Deferral Period”). A deferral of interest payments may not extend beyond the Stated Maturity of the Junior Subordinated Notes, and the Company may not begin a new Optional Deferral Period and may not pay current interest on the Junior Subordinated Notes until it has paid all accrued interest on the Junior Subordinated Notes from the previous Optional Deferral Period.

Any deferred interest on the Junior Subordinated Notes will accrue Additional Interest at a rate equal to the Coupon Rate then applicable to the Junior Subordinated Notes, to the extent permitted by applicable law. Once the Company pays all deferred interest payments on the Junior Subordinated Notes, including any Additional Interest accrued on the deferred interest, it shall be entitled to again defer interest payments on the Junior Subordinated Notes as described above, but not beyond the Stated Maturity of the Junior Subordinated Notes.

If the Company shall have elected to extend any payment period and defer payment of interest on the Junior Subordinated Notes as contemplated above, and any such Optional Deferral Period, or any extension thereof, shall be continuing, then the Company shall not, and its Subsidiaries shall not, do any of the following:

•	declare or pay any dividends or distributions, or redeem, purchase, acquire or make a liquidation payment on any of the Company’s capital stock;

•

make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of its debt securities (including guarantees) that rank on a parity with or junior to the Junior Subordinated Notes (including debt securities of other series issued under the Base Indenture); or

•	make any guarantee payments on any guarantee of debt securities if the guarantee ranks on a parity with or junior to the Junior Subordinated Notes.

However, at any time, including during an Optional Deferral Period, the Company may:

•

pay dividends or otherwise make payments to Puget Energy in amounts sufficient to permit Puget Energy to pay its operating expenses in the ordinary course of business, provided that the proceeds of any such dividends or other payments are used by Puget Energy to pay such operating expenses and are not used by Puget Energy for the purpose of taking any action in respect of its securities that would be prohibited by the restrictions above if such action were taken by the Company;

•	pay any dividend within 60 days after the date of declaration thereof, if the date of declaration was prior to the beginning of any interest deferral period, whether optional or mandatory;

•

pay current interest in respect of debt securities that rank equally with the Junior Subordinated Notes ("parity debt securities”) having the same interest payment date as the Junior Subordinated Notes made ratably to the holders of one or more series of such parity debt securities and the Junior Subordinated Notes in proportion to the respective amounts due on such parity debt securities, on the one hand, and on the Junior Subordinated Notes, on the other hand;

•

make any payment of principal in respect of parity debt securities having the same maturity date as the Junior Subordinated Notes made ratably to the holders of one or more series of such parity debt securities and the Junior Subordinated Notes in proportion to the respective amounts due on such parity debt securities, on the one hand, and on the Junior Subordinated Notes, on the other hand;

•

make any payment in respect of guarantees that rank equally with the Junior Subordinated Notes ("parity guarantees") made ratably to the beneficiaries of one or more of such parity guarantees and the holders of the Junior Subordinated Notes in proportion to the respective accrued and unpaid amounts due on such parity guarantees, on the one hand, and accrued and unpaid amounts on the Junior Subordinated Notes, on the other hand;

•

make payments for the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•

make payments as a direct result of, and only to the extent required in order to avoid the issuance of fractional shares of capital stock following, a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of its capital stock;

•

acquire capital stock previously issued in connection with acquisitions of businesses (which acquisitions of capital stock are made in connection with the satisfaction of indemnification obligations of the sellers of such businesses);

•

pay stock dividends or distributions in additional shares, warrants or rights to subscribe for or purchase shares of its capital stock where the dividend stock, or stock issuable upon exercise of such warrants or rights, is the same stock as that on which the dividend is being paid or ranks junior to such stock;

•	purchase or repurchase shares of the Company's capital stock pursuant to a contractually binding requirement to buy stock existing prior to the beginning of any interest deferral period; or

•	at such time as the Company’s common stock is registered under Section 12(b) or Section 12(g) of the Exchange Act, as amended:

•	declare or pay a dividend in connection with the implementation of a shareholders’ rights plan, or issue stock under such a plan or redeem or repurchase such rights; or

•	purchase the Company's common stock for issuance pursuant to any employee or agent benefit plans or dividend reinvestment and direct stock purchase plans.

The Company shall give the Trustee written notice of any optional deferral of interest at least 10 Business Days and not more than 60 Business Days prior to the applicable Interest Payment Date. The Trustee shall forward such notice promptly to each registered Holder of this Note.

This Note is issued pursuant to the Indenture (the “Original Indenture”), dated as of May 18, 2001, between the Company, as issuer, and The Bank of New York Trust Company, N.A. (successor to Bank One Trust Company, N.A.), as trustee, as supplemented by a First Supplemental Indenture dated as of May 18, 2001 and a Second Supplemental Indenture (the “Second Supplemental Indenture”) dated as of June 1, 2007 (as so supplemented and as further supplemented or amended from time to time, the “Indenture”). Reference is made to the Indenture for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders (the word “Holder” or “Holders” meaning the registered holder or registered holders) of the Notes. Capitalized terms used herein but not defined herein shall have the respective meanings assigned thereto in the Original Indenture as supplemented by the Second Supplemental Indenture.

The Notes of this series shall have an initial aggregate principal amount of Two Hundred Fifty Million Dollars ($250,000,000).

The Notes evidenced by this Certificate may be transferred or exchanged only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, and any attempted transfer, sale or other disposition of Notes in a denomination of less than $1,000 shall be deemed to be void and of no legal effect whatsoever.

The indebtedness of the Company evidenced by this Note, including the principal hereof and interest hereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the Company's obligations to holders of Senior Indebtedness (as defined in the Second Supplemental Indenture) of the Company, and each Holder of this Note, by his or her acceptance hereof, (a) agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided, and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder of this Note, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

This Note shall not be entitled to any benefit under the Indenture herein referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

The provisions of this Note are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, PUGET SOUND ENERGY, INC. has caused this instrument to be duly executed.

Dated:

PUGET SOUND ENERGY, INC.

By:
Name:
Title:

Attest:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities, of the series designated herein, referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:
Authorized Officer

REVERSE OF NOTE

As provided in and subject to the provisions in the Indenture, including, without limitation, the restrictions on redemption set forth in Section 3.4 of the Second Supplemental Indenture, the Company shall have the option to redeem the Notes of this series at any time on or after June 1, 2017, in whole or in part, at the Optional Redemption Price and in whole or in part, before June 1, 2017 at the Make-Whole Amount plus, in each case, accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. In addition, if a Rating Agency Event or Tax Event, as the case may be, shall occur and be continuing, the Company may redeem the Notes of this series after the occurrence of that Rating Agency Event or within 90 days after the occurrence of that Tax Event, as the case may be, in whole but not in part, before June 1, 2017, at the Rating Agency Event Make-Whole Amount or the Tax Event Make-Whole Amount, as applicable, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

In the case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes of this series may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes and other Indenture securities of each series affected at the time Outstanding and affected (voting as one class), as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that the Company and the Trustee may not, without the consent of the Holder of each Note then Outstanding and affected thereby: (a) change the time of payment of the principal (or any installment) of any Note, or reduce the principal amount thereof, or reduce the rate or change the time of payment of interest thereon, or reduce the amount payable on the redemption thereof, or make the principal amount thereof or the interest thereon payable in any coin or currency other than that provided in any Note in accordance with the terms thereof or impair the right to institute suit for the enforcement of any payment on any Note when due or (b) reduce the percentage in principal amount of the Notes, the consent of whose Holders is required for any such supplemental indentures or for any waiver provided for in the Indenture. The Indenture also contains provisions providing that prior to the acceleration of the maturity of any Note or other securities outstanding under the Indenture, the Holders of a majority in aggregate principal amount of Notes and other Securities Outstanding under the Indenture with respect to which a default or an Event of Default shall have occurred and be continuing (voting as one class) may on behalf of the Holders of all such affected Securities (including the Notes) waive any past default and its consequences, except a default or an Event of Default in the payment of the principal of or interest on any Note or in respect of a covenant or provision of the Indenture or of any Note or other Security which cannot be modified or amended without the consent of the Holder of each Note or other Security affected. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note, at the places, at the respective times, at the rates and in the coin or currency herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Trustee in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and the Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.

The Company and, by acceptance of this Note or a beneficial interest in this Note, each holder hereof and any person acquiring a beneficial interest herein agree that for United States federal, state and local tax purposes it is intended that this Note constitute indebtedness, and will treat this Note as indebtedness for such purposes.

This Note shall be deemed to be a contract made under the laws of the State of New York (without regard to conflicts of laws principles thereof) and for all purposes shall be governed by, and construed in accordance with, the laws of said State.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

.

(please insert Social Security or other identifying number of assignee)

.
.
.

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing

.
.
.

.
.
.

agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

[FORM OF SCHEDULE FOR ENDORSEMENTS ON GLOBAL NOTES TO REFLECT

CHANGES IN PRINCIPAL AMOUNT]*

The initial principal amount of this Note is: $

Changes to Principal Amount of Global Note

Date	Principal Amount by which this Note is to be Decreased or Increased and the Reason for the Decrease or Increase	Remaining Principal Amount of this Note	Signature of Authorized Officer of Trustee

*	Insert Schedule in Global Notes.

EXHIBIT C

FORM OF OPINION OF COUNSEL

                     , 20

The Bank of New York Trust Company, N.A.,
as Trustee

New York, NY

OPINION OF COUNSEL PURSUANT TO

SECTION 3.4 OF THE SECOND SUPPLEMENTAL INDENTURE,

DATED AS OF JUNE 1, 2007,

TO THE INDENTURE OF

PUGET SOUND ENERGY, INC.,

DATED AS OF MAY 18, 2001,

AS SUPPLEMENTED AND MODIFIED

Gentlemen and Ladies:

As counsel for Puget Sound Energy, Inc. (the "Company"), we have read the Redemption/Repurchase/Defeasance Officers' Certificate dated                      , 20    , signed by                                                              , pursuant to Section 3.4 of the Second Supplemental Indenture, dated as of June 1, 2007 (the "Second Supplemental Indenture"), to the Indenture of the Company, dated as of May 18, 2001, to The Bank of New York Trust Company, N.A. (as successor to Bank One Trust Company, N.A.), as trustee (the "Trustee"), as supplemented and modified (the "Original Indenture"), relating to the [redemption] [repurchase] [defeasance] of $                                          aggregate principal amount of Series A Enhanced Junior Subordinated Notes of the Company, designated as "Series A Enhanced Junior Subordinated Notes Due June 2067" (the "Notes").

We have read the conditions or covenants provided for in the Original Indenture and the Second Supplemental Indenture, and the definitions set forth in each, relating to this opinion, and have read all the conditions precedent in the Original Indenture and the Second Supplemental Indenture relating to the [redemption] [repurchase] [defeasance] of the Notes. Capitalized terms used but not otherwise defined herein have the respective meanings assigned to such terms in the Second Supplemental Indenture.

In our opinion we have made or caused to be made such examination or investigation as is necessary to enable us to express an informed opinion as to whether such conditions or covenants provided for in the Original Indenture and the Second Supplemental Indenture and all such conditions precedent have been complied with. Without limiting the foregoing, we have examined originals, photocopies or certified copies the following documents (collectively, the "Listed Documents"):

•	the Original Indenture;

•	the Second Supplemental Indenture;

•

the document(s) defining the terms of the Qualified Securities referred to in the Redemption/Repurchase/Defeasance Officers' Certificate (the "Applicable Qualified Securities"), including [list document(s) defining terms of Qualified Securities (e.g., indenture, articles of incorporation] (collectively, the "Defining Documents");

•	the prospectus, prospectus supplement or other offering document, as applicable, pursuant to which the Applicable Qualified Securities were offered for sale by the Company;

•

the underwriting agreement, purchase agreement or other purchase and sale document pursuant to which the Applicable Qualified Securities were issued and sold by the Company (the "Purchase and Sale Documents");

•

the resolutions of the Board of Directors of the Company or Puget Energy, Inc. ("Puget Energy"), as applicable, or a committee of either such Board of Directors, authorizing the issuance and sale of the Applicable Qualified Securities; and

•

the Officers' Certificate referred to in Section 3.4(e) of the Second Supplemental Indenture, as applicable, and the Redemption/Repurchase/Defeasance Officers' Certificate, in each case delivered in respect of the [redemption] [repurchase] [defeasance] of the Notes referred to above.

We have also examined originals, photocopies or certified copies of all such corporate records of the Company and Puget Energy and of all such indentures, agreements and such other instruments, certificates and orders of public officials, certificates of officers and representatives of the Company and Puget Energy, and other documents, as we have deemed relevant and necessary as a basis for the opinions set forth below.

Subject to the limitations set forth in Section 13.5 of the Original Indenture, as to various questions of fact material to our opinions, we have relied upon certificates and assurances of officers and representatives of the Company and Puget Energy, including, without limitation, the Redemption/Repurchase/Defeasance Officers' Certificate, and statements contained in the Listed Documents. Further, as to questions regarding the interpretation of the definition of "Replacement Capital Securities" in the Second Supplemental Indenture, we have relied on the construction of such definition made by the Board of Directors of the Company, and we hereby confirm that we have no reason to believe that such construction is unreasonable. We have also assumed the genuineness of all signatures, the authenticity of documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies.

Based on the foregoing examinations and assumptions, and subject to the qualifications and exclusions stated below, we are of the opinion that:

1. Upon due and timely delivery to you of the [Applicable Redemption Price] [applicable repurchase price ] [Applicable Defeasance Amount] specified in the Redemption/Repurchase/Defeasance Officers' Certificate, the conditions or covenants provided for in the Second Supplemental Indenture relating to the [redemption] [repurchase] [defeasance] of the Junior Subordinated Notes will be complied with.

2. [The following opinion if the Applicable Qualified Securities are Puget Energy or PSE common stock or rights to acquire Puget Energy or PSE common stock: The Applicable Qualified Securities constitute [Puget Energy Common Stock] [rights to acquire Puget Energy Common Stock] [PSE Common Stock] [rights to acquire PSE Common Stock.]]

[The following opinion if (a) the Applicable Qualified Securities are other than Puget Energy or PSE common stock or rights to acquire Puget Energy or PSE common stock and (b) the redemption date is on or before June 1, 2017: The Applicable Qualified Securities meet in all material respects one or more of the criteria set forth in clause (a) of the definition of "Replacement Capital Securities" in the Second Supplemental Indenture.]

[The following opinion if (a) the Applicable Qualified Securities are other than Puget Energy or PSE common stock or rights to acquire Puget Energy or PSE common stock and (b) the redemption date is after June 1, 2017: The Applicable Qualified Securities meet in all material respects one or more of the criteria set forth in the definition of "Replacement Capital Securities" in the Second Supplemental Indenture.]

The opinions expressed above are subject to the following exclusions and qualifications:

A. We express no opinion as to any laws other than the federal laws of the United States and the state of New York and we express no opinion with respect to the laws, regulations or ordinances of any county, municipality or governmental subdivision or agency thereof.

B. Our opinions are as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. We disavow any undertaking or obligation to advise you of any changes in law. This opinion is provided to you and is solely for your benefit in connection with the Original Indenture and the Second Supplemental Indenture and the transactions contemplated thereby; provided, however, that a copy of this opinion may be furnished to any Nationally Recognized Statistical Rating Organization for purposes of their review in connection with the assignment of equity-like credit to the Company's securities. It may not be relied on by any other person, or duplicated or disclosed, without our prior written consent.

Very truly yours,